Exhibit 99.1

Nordson Corporation Reports Fiscal Year 2018 Fourth Quarter and Record Full Year Results

Fourth Quarter:

  Sales were $569 million
  Operating profit was approximately $115 million, or 20 percent of sales; excluding restructuring charges of $3 million, operating profit was $117 million, or 21 percent of sales
  EBITDA was $143 million, or 25 percent of sales; excluding restructuring charges of $3 million, EBITDA was $146 million, or 26 percent of sales and equal to prior year’s fourth quarter
  GAAP diluted EPS was $1.47; adjusted diluted EPS, which excludes restructuring charges and discrete tax benefits in the quarter, was $1.44
  Free cash flow before dividends increased 5 percent over the prior year to $118 million, or 136 percent of net income

Full Year:

  Full year sales, operating profit, GAAP diluted EPS, and EBITDA are company records
  Sales of $2.3 billion included 2 percent organic growth, with operating profit and EBITDA growth over the prior year of 8 percent and 11 percent, respectively
  GAAP diluted EPS increased 26 percent to $6.40, and adjusted diluted EPS increased 11 percent to $5.94, both compared to the prior year
  Free cash flow before dividends increased 44 percent over the prior year to $415 million, or 110 percent of net income

Full Year 2019 Guidance:

  Organic sales volume growth forecasted to be in the range of 3 to 5 percent compared to fiscal 2018
  Operating margin and EBITDA margin forecasted to improve 100 to 150 basis points compared to fiscal 2018

WESTLAKE, Ohio--(BUSINESS WIRE)--December 12, 2018--Nordson Corporation (Nasdaq: NDSN) today reported results for the fourth quarter of fiscal year 2018. For the quarter ended October 31, 2018, sales were $569 million, a 1 percent decrease compared to the prior year’s fourth quarter. This change in sales included a decrease of 1 percent in organic volume, growth related to the first year effect of acquisitions of approximately 1 percent, and a decrease related to the unfavorable effects of currency translation as compared to the prior year’s fourth quarter of 1 percent.

In the fourth quarter of fiscal year 2018, reported operating profit was $115 million, net income was $87 million, and GAAP diluted earnings per share were $1.47, inclusive of a $0.03 per share benefit related to one-time items. Free cash flow before dividends increased 5 percent over the prior year to $118 million in the quarter, reflecting strong cash conversion of 136 percent of net income. Prior year fourth quarter sales, operating profit, net income and GAAP diluted earnings per share were $574 million, $125 million, $80 million and $1.37, respectively. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share and calculations for EBITDA, adjusted EBITDA, free cash flow before dividends, and adjusted free cash flow before dividends are included in the attached financial exhibits.

The current quarter’s results include a non-recurring restructuring charge of $3 million, or $0.04 per diluted share. Additionally, discrete tax benefits of $4 million, or $0.07 per diluted share, were recognized in the quarter.

Fourth Quarter Segment Results

Adhesive Dispensing Systems sales increased 1 percent compared to the prior year’s fourth quarter, inclusive of 3 percent organic growth and a 2 percent decrease related to the unfavorable effects of currency translation as compared to the prior year. Reported operating margin in the segment was 27 percent in the quarter, or 28 percent on an adjusted basis to exclude non-recurring restructuring charges of $2 million related to a previously announced facility consolidation. The adjusted fourth quarter fiscal 2018 margin performance was equal to the prior year’s fourth quarter.

Advanced Technology Systems sales decreased approximately 1 percent compared to the prior year’s fourth quarter, inclusive of a decrease in organic volume of approximately 2 percent, an increase of approximately 3 percent related to the first year effect of acquisitions, and a decrease of approximately 1 percent related to the unfavorable effects of currency translation as compared to the prior year. The fourth quarter’s acquisitive growth includes the fiscal 2018 acquisition of Sonoscan. Reported operating margin in the segment was 20 percent in the quarter. As compared to the prior year’s fourth quarter margin, acquisition dilution, product mix, and higher spending contributed to the margin decline.

Industrial Coating Systems sales volume decreased 8 percent compared to the prior year’s fourth quarter, inclusive of a decrease in organic volume of 7 percent and a 1 percent decrease related to the unfavorable effects of currency translation as compared to the prior year. Compared to the prior year’s fourth quarter, reported operating margin in the segment improved 200 basis points to 20 percent, driven by improved product mix and focus on continuous improvement initiatives.

Detailed results by operating segment and geography are included in the attached financial exhibits.

“Despite tough comparisons to the prior year’s fourth quarter, Nordson delivered solid results,” said Michael F. Hilton, Nordson President and Chief Executive Officer. “Reported operating margin in the current quarter was negatively impacted by certain long-term investments, including facility consolidation efforts within the Adhesives segment and costs related to the launch of our new centralized shared service center in the United States. These investments will benefit both our customers and shareholders over the long-term.”

Fiscal 2018 Full Year Results

Sales for the fiscal year ended October 31, 2018 were $2.3 billion, an increase of 9 percent compared to the same period a year ago. This change in sales included organic volume growth of 2 percent, a 5 percent increase related to the first year effect of acquisitions, and a 2 percent increase due to the favorable effects of currency translation as compared to the prior year. Full year operating profit was $495 million, net income was $377 million, and GAAP diluted earnings per share were $6.40, or $5.94 on a normalized basis to exclude one-time items. Prior year sales, operating profit, net income, and GAAP diluted earnings per share were $2.1 billion, $458 million, $296 million, and $5.08, respectively.

“Our global Nordson team delivered full year organic sales growth of nearly 2.5 percent in the current year, against two challenging prior year comparisons where we generated organic sales growth of 8 percent and 7 percent in fiscal years 2017 and 2016, respectively,” said Hilton. “In fiscal 2018, sales, operating profit, GAAP diluted earnings per share, and EBITDA were company records, highlighting our continued commitment to deliver the best technology solutions to our customers and to generate growth through innovation and superior customer service.”

Full year EBITDA increased 11 percent to $605 million and adjusted EBITDA increased 8 percent to $609 million, both compared to the prior year. EBITDA margin and adjusted EBITDA margin were both 27 percent of sales. Free cash flow before dividends increased 44% over the prior year to $415 million, or 110 percent of net income. In addition to funding organic and acquisitive growth initiatives, Nordson returned value to its shareholders by distributing $72 million in dividends in the fiscal year 2018 and investing $19 million for the repurchase of shares during the fourth quarter. The company also reduced net debt leverage on the balance sheet to 2-times trailing-twelve-months EBITDA at the end of the fiscal year.

Backlog

Backlog for the quarter ended October 31, 2018 was approximately $394 million, a decrease of 1 percent compared to the same period a year ago, inclusive of a 3 percent decline in organic growth offset by 2 percent growth due to acquisitions. Backlog amounts are calculated at October 31, 2018 exchange rates.

Outlook

“We continue to diversify our business into more steady growth end-markets, and we have consistently delivered annual organic sales volume growth, as evidenced by the new exhibit included with this press release. We believe investors are best served by focusing on our annual growth performance,” said Hilton. “We are forecasting that the strength of our end markets and our ability to execute on our growth initiatives will enable another year of solid organic sales growth in fiscal 2019, recognizing that the first quarter faces a very challenging comparison. In addition to driving top line growth, we expect to leverage the Nordson Business System to generate further operational improvements over 2018.”

For the full year fiscal 2019, organic sales volume is forecasted to increase in the range of 3 to 5 percent compared to fiscal year 2018, offset by an unfavorable currency translation effect of 2 percent based on the current exchange rate environment as compared to the prior year. In addition to this sales growth, reported operating margin and EBITDA margin are forecasted to improve by approximately 100 to 150 basis points compared to fiscal 2018 results when excluding $3 million related to short-term purchase accounting for the step-up in value of acquired inventory and approximately $7 million of restructuring charges. For fiscal year 2019, the company expects interest expense to be approximately $45 million and maintenance capital expenditures to be approximately $50 million. The company’s estimated effective tax rate is approximately 23 percent.

Nordson management will provide additional commentary on these results and outlook during a conference call Thursday, December 13, 2018 at 8:30 a.m. eastern time which can be accessed at www.nordson.com/investors. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, Vice President, Investor Relations and Corporate Communications at (440) 414-5639 or lara.mahoney@nordson.com.

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filing with the Securities and Exchange Commission that could cause actual results to differ.

Nordson Corporation engineers, manufactures and markets differentiated products and systems used for the precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test and inspection, UV curing and plasma surface treatment, all supported by application expertise and direct global sales and service. Nordson serves a wide variety of consumer non-durable, durable and technology end markets including packaging, nonwovens, electronics, medical, appliances, energy, transportation, construction, and general product assembly and finishing. Founded in 1954 and headquartered in Westlake, Ohio, the company has operations and support offices in more than 35 countries. Visit Nordson on the web at http://www.nordson.com, @Nordson_Corp, or www.facebook.com/nordson.

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands except for per-share amounts)

FOURTH QUARTER PERIOD
Period Ended October 31, 2018
(Unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Fourth Quarter		Year-to-Date
	2018	2017	2018	2017

Sales	$569,295	$573,938	$2,254,668	$2,066,982
Cost of sales	261,557	261,850	1,018,703	927,981
Selling & administrative expenses	193,184	187,300	741,408	681,299

Operating profit	114,554	124,788	494,557	457,702

Interest expense - net	(11,847)	(11,436)	(48,192)	(35,477)
Other income (expense) - net	1,481	(482)	2,154	(1,934)

Income before income taxes	104,188	112,870	448,519	420,291
Income taxes	17,486	33,035	71,144	124,489

Net Income	$86,702	$79,835	$377,375	$295,802

Return on sales	15%	14%	17%	14%
Return on average shareholders' equity	24%	29%	28%	30%

Average common shares outstanding (000's)	58,085	57,643	57,970	57,533
Average common shares and common share equivalents (000's)	58,994	58,301	58,931	58,204

Per share:

Basic earnings	$1.49	$1.38	$6.51	$5.14
Diluted earnings	$1.47	$1.37	$6.40	$5.08

Dividends paid	$.35	$.30	$1.25	$1.11

Total dividends	$20,334	$17,291	$72,443	$63,840

CONSOLIDATED BALANCE SHEET
	October 31	October 31
	2018	2017

Cash and marketable securities	$95,678	$90,383
Receivables	491,423	505,087
Inventories	264,477	264,266
Other current assets	32,524	28,636
Total current assets	884,102	888,372

Property, plant & equipment - net	386,666	346,411
Other assets	2,150,244	2,179,756
	$3,421,012	$3,414,539

Notes payable and debt due within one year	$28,734	$326,587
Accounts payable and accrued liabilities	321,546	321,159
Total current liabilities	350,280	647,746

Long-term debt	1,285,357	1,256,397
Other liabilities	334,634	354,903
Total shareholders' equity	1,450,741	1,155,493
	$3,421,012	$3,414,539

Other information:

Employees	7,536	7,532

Common shares outstanding (000's)	58,037	57,715

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands)

FOURTH QUARTER PERIOD
Period Ended October 31, 2018
(Unaudited)

	Fourth Quarter		% Growth over 2017			Year-to-Date		% Growth over 2017
SALES BY BUSINESS SEGMENT	2018	2017	Volume	Currency	Total	2018	2017	Volume	Currency	Total

Adhesive Dispensing Systems	$250,825	$247,873	3.3%	-2.1%	1.2%	$955,192	$916,019	1.5%	2.8%	4.3%
Advanced Technology Systems	250,231	251,716	0.2%	-0.8%	-0.6%	1,039,366	897,623	14.5%	1.3%	15.8%
Industrial Coating Systems	68,239	74,349	-7.0%	-1.2%	-8.2%	260,110	253,340	1.1%	1.6%	2.7%

Total sales by business segment	$569,295	$573,938	0.6%	-1.4%	-0.8%	$2,254,668	$2,066,982	7.1%	2.0%	9.1%

	Fourth Quarter					Year-to-Date
OPERATING PROFIT BY BUSINESS SEGMENT	2018	2017				2018	2017

Adhesive Dispensing Systems	$68,174	$68,354				$259,493	$253,580
Advanced Technology Systems	50,791	60,008				243,523	228,062
Industrial Coating Systems	13,727	13,462				50,638	43,991
Corporate	(18,138)	(17,036)				(59,097)	(67,931)

Total operating profit by business segment	$114,554	$124,788				$494,557	$457,702

	Fourth Quarter		% Growth over 2017			Year-to-Date		% Growth over 2017
SALES BY GEOGRAPHIC REGION	2018	2017	Volume	Currency	Total	2018	2017	Volume	Currency	Total

United States	$184,666	$183,088	0.9%	-	0.9%	$720,832	$647,657	11.3%	-	11.3%
Americas	46,689	39,055	23.0%	-3.5%	19.5%	158,837	147,026	8.8%	-0.8%	8.0%
Europe	174,724	149,339	19.8%	-2.8%	17.0%	622,108	530,812	11.4%	5.8%	17.2%
Japan	34,506	50,685	-31.5%	-0.4%	-31.9%	161,771	147,189	8.6%	1.3%	9.9%
Asia Pacific	128,710	151,771	-13.6%	-1.6%	-15.2%	591,120	594,298	-2.2%	1.7%	-0.5%

Total Sales by Geographic Region	$569,295	$573,938	0.6%	-1.4%	-0.8%	$2,254,668	$2,066,982	7.1%	2.0%	9.1%

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS

FOURTH QUARTER PERIOD
Period Ended October 31, 2018
(Unaudited)

REPORTED REVENUE GROWTH

	% Growth over Prior Year
Nordson Consolidated:
	Organic	Acquisitive	Currency	Total
2014	6.2%	4.7%	-0.5%	10.4%
2015	3.4%	2.4%	-6.7%	-0.9%
2016	6.5%	2.0%	-1.4%	7.1%
2017	7.9%	6.9%	-0.5%	14.3%
2018	2.5%	4.6%	2.0%	9.1%

Adhesive Dispensing Systems:
	Organic	Acquisitive	Currency	Total
2014	6.2%	8.1%	-0.9%	13.4%
2015	2.0%	0.3%	-9.4%	-7.1%
2016	6.2%	0.7%	-1.7%	5.2%
2017	4.3%	0.0%	-0.2%	4.1%
2018	1.5%	0.0%	2.8%	4.3%

Advanced Technology Systems:
	Organic	Acquisitive	Currency	Total
2014	6.8%	1.6%	0.4%	8.8%
2015	1.7%	6.9%	-2.9%	5.7%
2016	10.1%	4.6%	-0.8%	13.9%
2017	15.1%	18.3%	-0.7%	32.7%
2018	3.8%	10.7%	1.3%	15.8%

Industrial Coating Systems:
	Organic	Acquisitive	Currency	Total
2014	4.7%	0.0%	-0.7%	4.0%
2015	12.5%	0.0%	-5.8%	6.7%
2016	-0.6%	0.0%	-1.6%	-2.2%
2017	0.8%	0.0%	-0.7%	0.1%
2018	1.1%	0.0%	1.6%	2.7%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands except for per-share amounts)

FOURTH QUARTER PERIOD
Period Ended October 31, 2018
(Unaudited)

EBITDA	Fourth Quarter		Year-to-Date
	2018	2017	2018	2017

Net income	$86,702	$79,835	$377,375	$295,802
Adjustments:
Depreciation and amortization expense	27,370	25,488	108,407	90,854
Interest expense, net	11,847	11,436	48,192	35,477
Income taxes	17,486	33,035	71,144	124,489
EBITDA	$143,405	$149,794	$605,118	$546,622
Adjustments:
Acquisition costs and adjustments (1)	-	-	3,484	17,898
EBITDA As Adjusted	$143,405	$149,794	$608,602	$564,520

EBITDA per diluted share	$2.43	$2.57	$10.27	$9.39
EBITDA As Adjusted per diluted share	$2.43	$2.57	$10.33	$9.70

(1) Represents costs and adjustments associated with our 2018 and 2017 acquisitions, including accounting adjustments to inventory that were charged to cost of sales when the inventory was sold; transaction-related costs comprising of acquisition fees, legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

EBITDA and EBITDA per diluted share are non-GAAP financial measures used by management to evaluate the Company's ongoing operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization and EBITDA As Adjusted is defined as EBITDA plus certain acquisition costs and adjustments. EBITDA per diluted share is defined as EBITDA divided by the Company's diluted weighted average shares outstanding. EBITDA As Adjusted per diluted share is defined as EBITDA As Adjusted divided by the Company's diluted weighted average shares outstanding.

	Fourth Quarter		Year-to-Date
	2018	2017	2018	2017

Diluted EPS as reported (U.S. GAAP)	$1.47	$1.37	$6.40	$5.08

Short-term inventory purchase accounting adjustments	-	-	0.05	0.05
Acquisition costs	-	-	-	0.17
Severance and restructuring	0.04	0.01	0.08	0.03
U.S. Tax Reform discrete item	(0.07)	-	(0.45)	-
Other discrete tax items	-	-	(0.15)	0.04

Diluted EPS as adjusted (Non-GAAP)	$1.44	$1.38	$5.94	$5.37

Adjusted EPS is not a measurement of financial performance under GAAP, and should not be considered as an alternative to EPS determined in accordance with GAAP. Management believes that EPS as adjusted to exclude the items in the table above assist in understanding the results of Nordson Corporation. Amounts may not add due to rounding.

Free Cash Flow Before Dividends	Fourth Quarter		Year-to-Date
	2018	2017	2018	2017

Net income	$86,702	$79,835	$377,375	$295,802
Depreciation and amortization	27,370	25,488	108,407	90,854
Other non-cash charges	20,243	23,644	(9,025)	26,685
Changes in operating assets and liabilities	27,396	5,994	27,881	(56,589)
Net cash provided by operating activities	161,711	134,961	504,638	356,752

Additions to property, plant and equipment	(43,818)	(22,234)	(89,790)	(71,558)
Proceeds from the sale of property, plant and equipment	159	101	458	4,007

Free cash flow before dividends	$118,052	$112,828	$415,306	$289,201

Adjustments:
Acquisition costs and adjustments, net of tax(1)	-	-	2,658	12,695
Free cash flow before dividends, adjusted	$118,052	$112,828	$417,964	$301,896

(1) Represents costs and adjustments associated with our 2018 and 2017 acquisitions, including accounting adjustments to inventory that were charged to cost of sales when the inventory was sold; transaction-related costs comprising of acquisition fees, legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

Free cash flow before dividends, a non-GAAP financial measure, is defined as net cash provided by operating activities less purchased property, plant and equipment and proceeds from the sale of property, plant and equipment. It is a financial measure used by management to assess its ability to generate cash in excess of its operating needs. Therefore, the Company believes this financial measure provides useful information to investors. Free cash flow before dividends is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, operating cash flows or other financial measures prepared in accordance with GAAP. Our calculations of non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

CONTACT:
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.414.5639
Lara.Mahoney@nordson.com